SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2005

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction        (Commission                       (IRS Employer

of Incorporation)                        File Number)                     Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On August 16, 2005, the Registrant received a Nasdaq Staff Determination indicating that Registrant fails to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that its common stock is therefore subject to delisting from The Nasdaq National Market.  The Registrant has failed to satisfy the Nasdaq Rule as a result of Registrant's failure to file its quarterly report on Form 10-Q for the quarter ended June 30, 2005.  Registrant will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to request that the Company's listing be continued while the company is completing the work necessary to comply with the listing requirement.  There can be no assurance that the Panel will grant Registrant's request for continued listing.  By Form 8-K that Registrant filed on August 15, 2005, Registrant stated that the filing of its Form 10-Q report for the quarter ended June 30, 2005 would be delayed to allow Registrant and its independent registered public accounting firm to complete a comprehensive review of Registrant's derivative accounting under Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities."  Registrant hereby incorporates by reference its Form 8-K that it filed on August 15, 2005.

Item 7.01.  Regulation FD Disclosure.

Registrant incorporates by reference the disclosure set forth in Item 3.01 above and the press release filed as an exhibit to this Form 8-K in Item 9.01 below.

EXHIBIT INDEX

                Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  August 17, 2005

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer